Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Divestiture of Marcellus Assets

HOUSTON, TEXAS, September 12, 2022 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced the divestiture of its Marcellus natural gas gathering and compression assets to Antero Midstream Corporation (NYSE: AM), for $205 million in cash, representing a multiple of over 7 times 2023E Adjusted EBITDA, subject to customary adjustments. These assets located in Doddridge County and Harrison County, West Virginia, comprise a legacy gas system that was acquired in 2012 and was impacted in recent years by Crestwood’s anchor producer focusing development activity on the rich gas window of the Southwest Marcellus Shale. As a result, Crestwood’s assets have been on natural field decline since 2017 and are non-core to Crestwood’s long-term growth strategy of becoming a leading midstream operator in the Williston, Delaware, and Power River basins. Crestwood intends to use the proceeds from the sale of these assets to enhance financial flexibility through a combination of debt reduction and opportunistic common unit repurchases.

“Over the past ten years, our employees in the Marcellus Shale have done an incredible job to build and operate a premier natural gas gathering and compression system, safely and sustainably. Many of Crestwood’s peer-group leading operational practices were developed in the Marcellus and form the basis of the best-in-class operations program across our midstream G&P portfolio. I would like to personally thank these employees for their dedication and loyalty,” commented Robert G. Phillips, Founder, Chairman, and Chief Executive Officer.

Mr. Phillips continued, “This timely and market-based divestiture is another strategic transaction that highlights Crestwood’s long-term commitment to maximizing unitholder value through portfolio optimization and redeployment of proceeds from legacy non-core assets to further strengthen our balance sheet and improve financial flexibility for unit repurchases and higher returning investment opportunities in our core areas. Over the past 18 months, Crestwood has strategically enhanced its asset portfolio to build competitive scale in its core basins, and as we focus on optimizing and integrating the Oasis Midstream, Sendero Midstream, and CPJV acquisitions, today’s announcement highlights our confidence in the portfolio achieving our long-term leverage ratio target of sub 3.5x in 2023 and demonstrates our commitment to generating accretive unitholder returns and solidifying our financial flexibility for the future.”

The transaction is expected to close in the fourth quarter, subject to customary regulatory approvals, including Hart-Scott-Rodino.

Advisors

Locke Lord L.L.P. served as legal advisor to Crestwood. Vinson & Elkins L.L.P. served as legal advisor to Antero Midstream Corporation.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. The words “expects,” “believes,” “anticipates,” “plans,” “will,” “shall,” “estimates,” “intends,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although Crestwood believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize. Important factors that could cause actual results to differ materially from those expressed in or implied from these forward-looking statements include the risks and uncertainties described in Crestwood’s reports filed with the Securities and Exchange

NEWS RELEASE

Commission, including its Annual Report on Form 10-K and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made, and Crestwood assumes no obligation to update these forward-looking statements.

About Crestwood Equity Partners LP

Houston, Texas based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. To learn more about Crestwood Equity Partners LP, visit www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contacts

Andrew Thorington, 713-380-3028

Andrew.thorington@crestwoodlp.com

Vice President, Finance and Investor Relations

Rhianna Disch, 713-380-3006

Rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

Joanne.howard@crestwoodlp.com

Senior Vice President, Sustainability and Corporate Communications

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